UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2015

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2015, Fairmount Santrol Holdings Inc. (the “Company”) appointed Mark Barrus as Interim Chief Financial Officer, effective October 20, 2015. In this role, Mr. Barrus will serve as the Company’s interim principal financial officer and interim principal accounting officer.

Mr. Barrus, 54, joined the Company in 2014 and is currently the Company’s Vice President, Accounting and Controls, where he is responsible for external reporting, internal controls, compliance and taxation. Prior to joining the Company, Mr. Barrus was Vice President, Controller and Principal Accounting Officer at NACCO Industries (“NACCO”), a NYSE-listed industrial company based in Mayfield Heights, Ohio, from 2013 to 2014. Before joining NACCO, Mr. Barrus was a partner with KPMG LLP (“KPMG”). He joined KPMG in Cleveland as a partner in 2002.

In connection with his appointment, Mr. Barrus will receive a monthly base salary of approximately $27,000, and will participate in the Company’s executive compensation and other benefit programs.

There are no arrangements or understandings between Mr. Barrus and any other person pursuant to which he was selected as Interim Chief Financial Officer, nor are there any family relationships between Mr. Barrus and any of the Company’s directors or executive officers. Mr. Barrus has no material interests in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRMOUNT SANTROL HOLDINGS INC.

Date: October 16, 2015	By:	/s/ David J. Crandall
David J. Crandall
Vice President, General Counsel and Secretary

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